                                                                      EXHIBIT 11

                          InaCom Corp. and Subsidiaries
                Computation of Earnings Per Share of Common Stock

                     (in thousands except per share amounts)

                                         For the years ended
                               December 28,  December 30,  December 31,
                                  1996           1995          1994
                                  ----           ----          ----
PRIMARY EARNINGS
  Earnings (loss) applicable
     to common stock            $18,733        $11,707        ($2,256)
                               ---------      ---------      ---------
                               ---------      ---------      ---------
  Weighted average common
     shares outstanding          10,600         10,300        10,300
                               ---------      ---------      ---------
                               ---------      ---------      ---------


  Primary earnings (loss)
     per share                    $1.76          $1.14         ($0.22)
                               ---------      ---------      ---------
                               ---------      ---------      ---------
FULLY DILUTED EARNINGS
  Earnings (loss) applicable
     to common stock            $18,733        $11,707        ($2,256)
  Net interest expense related
     to convertible debt          1,027             --            --
                               ---------      ---------      ---------
  Net income as adjusted       $ 19,760        $11,707        ($2,256)
                               ---------      ---------      ---------
                               ---------      ---------      ---------
Weighted average common
     shares outstanding          10,600         10,300         10,300
  Assuming conversion of
     convertible debt             1,400             --             --
                               ---------      ---------      ---------
  Weighted average common
     shares outstanding
     as adjusted                 12,000         10,300         10,300
                               ---------      ---------      ---------
                               ---------      ---------      ---------
Fully diluted  earnings
     (loss) per share             $1.64          $1.14         ($0.22)
                               ---------      ---------      ---------
                               ---------      ---------      ---------



                                       53